UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported):  July 22, 2008

Finisar Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-27999	94-3038428
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification
incorporation)		No.)

1389 Moffett Park Drive

Sunnyvale, CA 94089

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(408) 548-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 22, 2008, Frank H. Levinson tendered his resignation from the board of directors of Finisar Corporation (“Finisar”), such resignation to be effective immediately prior to the effectiveness of the pending merger of a wholly-owned subsidiary of Finisar with Optium Corporation (“Optium”).  Under the merger agreement with Optium, Finisar agreed to increase the size of its board by two members, to a total of nine members, and to appoint three current members of the Optium board of directors to serve on the Finisar board.  Dr. Levinson has tendered his resignation for the purpose of creating a third vacancy on the Finisar board.  Dr. Levinson, Finisar’s former Chief Technical Officer, will continue to serve as a consultant to Finisar.  Finisar’s board has resolved to elect current Optium directors Morgan Jones, Christopher Crespi and Eitan Gertel as Class I, Class II and Class III members, respectively, of the Finisar board, effective immediately after the effective time of the merger, in each case subject to such person’s ability and willingness to serve in such capacities.

Item 8.01.  Other Events

On July 24, 2008, Finisar and Optium issued a joint press release announcing that their respective stockholders would vote on the pending merger referred to in Item 5.02 at separate meetings to be held on August 28, 2009.  A copy of the joint press release is attached as Exhibit 99.1.

Important Additional Information

In connection with the proposed combination of Finisar and Optium, Finisar has filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 containing a Joint Proxy Statement/ Prospectus and Optium has filed with the SEC the same Joint Proxy Statement/Prospectus.  The definitive Joint Proxy Statement/Prospectus will be mailed to the stockholders of Finisar and Optium within the next few business days.  Each company will also file with the SEC from time to time other documents relating to the proposed combination.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY THE JOINT PROXY STATEMENT/PROSPECTUS AS FILED WITH THE SEC, AND OTHER DOCUMENTS FILED BY EITHER FINISAR OR OPTIUM WITH THE SEC RELATING TO THE PROPOSED COMBINATION WHEN THEY ARE FILED, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED COMBINATION.

Copies of the documents filed with the SEC by Finisar or Optium may be obtained free of charge from the SEC website maintained at www.sec.gov.  In addition, Finisar’s SEC filings may be obtained free of charge from Finisar’s website (www.finisar.com) or by calling Finisar’s Investor Relations department at 408-542-5050 and Optium’s filings may be obtained free of charge from Optium’s website (www.optium.com) or by calling Optium’s Investor Relations department at 267-803-3801.

Each of Finisar and Optium, and its respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from that company’s respective stockholders in connection with the proposed combination.  Information about the directors and executive officers of Finisar (including their respective ownership of Finisar shares) and the directors and executive officers of Optium (including their respective ownership of Optium shares) is contained in the Joint Proxy Statement/Prospectus filed with the SEC.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.:	Description

Exhibit 99.1	Joint press release issued on July 24, 2008 by Finisar Corporation and Optium Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 24, 2008

Finisar Corporation

By:	/s/ Jerry S. Rawls
Jerry S. Rawls
President and Chief Executive Officer